EXHIBIT 99.2

Rock City S.A. and subsidiaries

Unaudited Interim Consolidated Financial Statements as of March 31, 2018 and for the three-month period ended March 31, 2018

ROCK CITY S.A. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2018 AND DECEMBER 31, 2017
(In thousands of Brazilian Reais)

ASSETS	March 31, 2018	December 31, 2017
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents (note 4)	21,178	8,856
Accounts receivable (note 5)	7,180	12,634
Recoverable non-income taxes (note 6)	979	621
Recoverable income taxes (note 7)	674	1,279
Advances to suppliers	368	261
Prepaid expenses (note 8)	14,611	10,592
Deferred service tax	55	53
Derative financial instruments	-	69
Other accounts receivable	777	664
	45,822	35,029
NON-CURRENT ASSETS
Prepaid expenses (note 8)	1,070	172
Deferred tax assets	4,608	3,323
Related parties receivable (note 18)	177	186
Other financial assets	70	45
Advance for future capital increase	495	—
Equity method investments (note 9)	35	35
Property, plant & equipment (note 10)	20,467	21,363
Intangible assets, net (note 11)	162,707	162,714
	189,629	187,838

TOTAL ASSETS	235,451	222,867

(continued)

The explanatory notes are an integral part of these unaudited interim consolidated financial statements.

ROCK CITY S.A. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2018 AND DECEMBER 31, 2017
(In thousands of Brazilian Reais)

LIABILITIES	March 31, 2018	December 31, 2017
	(Unaudited)
CURRENT LIABILITIES
Suppliers	8,933	13,727
Loans and financing (note 12)	15,715	15,487
Loans and financing – related parties (note 18)	112	113
Derivative financial instruments (note 22.1)	121	171
Other taxes payable (note 13)	2,258	756
Tax financing (note 14)	3,513	3,513
Deferred revenue (note 16)	24,060	7,203
Dividends payable	3,765	3,765
Advances from customers	3,144	261
Tax incentives (note 17)	210	210
Other accounts payable	1,885	1,526
	63,716	46,732
NON-CURRENT LIABILITIES
Other liabilities – related parties (note 18)	30	30
Deferred revenue (note 16)	2,295	2,259
Tax financing (note 14)	12,883	13,761
Deferred tax liabilities	6,935	6,912
Other provisions	1,229	1,193
	23,372	24,155
SHAREHOLDERS’ EQUITY (note 19)
Subscribed capital	27,554	27,554
Capital reserve	53,000	53,000
Accumulated other comprehensive loss	(1,569)	(1,345)
Retained earnings	77,547	80,045

Attributable equity to controlling shareholders	156,532	159,254

Noncontrolling interest	(8,169)	(7,274)

Total shareholders’ equity	148,363	151,980

Total liability and shareholders’ equity	235,451	222,867

The explanatory notes are an integral part of these unaudited interim consolidated financial statements.

ROCK CITY S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

	Three-month period ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Net revenues (note 20)	2,558	842

Operating expenses:
Direct operating expenses	(1,982)	(2,016)
Selling, general and administrative expenses (note 21)	(4,477)	(3,201)
	(6,459)	(5,217)
Operating loss before other finance (expenses) and income taxes	(3,901)	(4,375)

Finance income (expenses)
Finance expenses (note 22)	(3,386)	(10,392)
Finance income (note 22)	2,860	5,444
	(526)	(4,948)

Loss before income taxes	(4,427)	(9,323)

Income tax (expense) benefit, including social contribution (note 15)
Current	(36)	(16)
Deferred	1,162	2,131
	1,126	2,115

Loss for the period	(3,301)	(7,208)

Attributable to controlling shareholders	(2,498)	(5,487)
Attributable to noncontrolling interests	(803)	(1,721)

The explanatory notes are an integral part of these unaudited interim consolidated financial statements.

ROCK CITY S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

	Three-month period ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Loss for the period	(3,301)	(7,208)
Other comprehensive income (loss) for the period:
Cumulative translation adjustments	(316)	511
	(316)	511
Total comprehensive (loss) for the period	(3,617)	(6,697)
Comprehensive (loss) attributable to:
Controlling shareholders	(2,722)	(5,256)
Noncontrolling interests	(895)	(1,441)
	(3,617)	(6,697)

The explanatory notes are an integral part of these unaudited interim consolidated financial statements.

ROCK CITY S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

	Subscribed capital	Capital reserve	Accumulated other comprehensive loss	Retained earnings	Equity attributable to controlling shareholders	Noncontrolling interest	Total shareholders’ equity equity

Balance as of December 31, 2016	27,554	53,000	(609)	46,039	125,984	(14,667)	111,317

Loss for the period	—	—	—	(5,487)	(5,487)	(1,721)	(7,208)
Cumulative translation adjustments	—	—	231	—	231	280	511

Balance as of March 31, 2017 (Unaudited)	27,554	53,000	(378)	40,552	120,728	(16,108)	104,620

Balance as of December 31, 2017	27,554	53,000	(1,345)	80,045	159,254	(7,274)	151,980

Loss for the period	—	—	—	(2,498)	(2,498)	(803)	(3,301)
Cumulative translation adjustments	—	—	(224)	—	(224)	(92)	(316)

Balance as of March 31, 2018 (Unaudited)	27,554	53,000	(1,569)	77,547	156,532	(8,169)	148,363

The explanatory notes are an integral part of these unaudited interim consolidated financial statements.

ROCK CITY S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

	Three-month period ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Loss for the period	(3,301)	(7,208)
Reconciling items to loss for the period:
Depreciation and amortization	988	648
Deferred tax expenses	(2,040)	(2,131)
Derivative financial instruments (NDF)	(74)	4,413
Interest and foreign exchange variation	(74)	(1,192)
Changes in assets and liabilities
(Increase) / decrease in assets
Restricted cash	—	7
Accounts receivable	5,454	(4,862)
Recoverable non-income taxes	247	(1,199)
Advances to suppliers	(107)	186
Prepaid expenses	(4,917)	(9,022)
Deferred service tax	(2)	(1,659)
Other financial assets	44	(4)
Other assets	(104)	(303)
Increase / (decrease) in liabilities
Suppliers	(4,794)	1,638
Other taxes payable	1,502	212
Income tax payable	—	(597)
Advances from customers	2,883	—
Deferred revenue	16,893	51,647
Tax incentives	—	(53)
Other liabilities	380	812
Net cash flows provided by operating activities	12,978	31,333
Cash flow from investing activities
Acquisition of property, plant & equipment	(84)	(1,317)
Advance made for capital increase	(495)	—
Net cash flows used in investing activities	(579)	(1,317)
Cash flows from financing activities
Derivative financial instruments (SWAP)		(4,499)
Settlement of loans and financing	—	(29,569)
Net cash flows used in financing activities	—	(34,068)
Effect of exchange variation on cash and cash equivalents	(77)	(20)
Net increase (decrease) in cash and cash equivalents for the period	12,322	(4,072)
Cash and cash equivalents at the beginning of the period	8,856	8,467
Cash and cash equivalents at the end of the period	21,178	4,395
Net increase (decrease) in cash and cash equivalents for the period	12,322	(4,072)
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	14	1,269
Income taxes	878	—

The explanatory notes are an integral part of these unaudited interim consolidated financial statements.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

1.	OPERATIONS

Rock City S.A. (“Rock City” or “the Company”) is a non-public company, established in Rio de Janeiro, State of Rio de Janeiro, Brazil. The Company was incorporated on September 12, 2013, under the corporate name of A.H.O.S.P.E. Empreendimentos e Participações S.A., which was subsequently changed to Rock City S.A. on December 13, 2013. The Company’s operations commenced on February 10, 2014, acquisition date of its subsidiary Rock World S.A. (“Rock World”). The operations of subsidiaries and equity method investments are described in Note 3.d.

The Company’s business purpose, through its subsidiaries, is: (i) promotion, performance and organization of events open to the general public, which main attraction is music and may include, secondary attractions of various kinds, social activities and commercialization of food and other products, as well as services in general, carried out throughout several days and involving musical attractions, musicians or bands, in Brazil or abroad, under the name Rock in Rio (Festival Rock in Rio); (ii) creation and marketing of the cultural and artistic content related to the Rock in Rio festivals and/or the use of the Rock in Rio brands; (iii) licensing and/or transfer of rights to use the Rock in Rio brand and other brands related to it; (iv) management of loyalty program that uses the Rock in Rio brand (Rock in Rio Club); and (v) marketing campaigns related to the festivals and to the Rock in Rio brands.

2.	BASIS OF PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of preparation

The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and include the accounts of the Company and its subsidiaries.

U.S. GAAP differs in certain respects from International Financial Reporting Standards (IFRS), as issued by International Financial Reporting Standards Board (IASB) and accounting practices adopted in Brazil, applied by the Company in its statutory financial statements prepared to comply with the Brazilian Corporate Law and used as basis for profit distribution.

b)	Measurement basis

The consolidated financial statements were prepared based on the historical cost, except for financial instruments measured at fair value, such as derivatives.

c)	Use of estimates and judgments

The preparation of the consolidated financial statements requires that the Company make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenues and expenses. These estimates and assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the period they are revised and in any future periods which may be affected. Given the uncertainties inherent in the estimation process and the use of judgments, actual amounts of settlement of transactions may differ significantly from the amounts recorded in the consolidated financial statements.

The consolidated financial statements include, therefore, estimates of the useful lives and recoverable amount of long-lived assets, with respect to the need and the amount of provisions for contingencies, the valuation allowance of deferred tax assets, evaluation of impairment of assets (including accounts receivable) and fair value valuation of derivative financial instruments. Significant estimates and assumptions related to financial instruments used in preparing these consolidated financial statements are presented in Note 23.

d)	Functional and reporting currency

The consolidated financial statements are presented in Brazilian Reais (“R$”), the Company’s functional currency. The functional currency of an entity is the currency of the primary economic environment where it operates. By defining

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

the functional currency of each subsidiary, Management considered which currency significantly influences the sales price of its products and services and the currency in which most of the costs is paid or incurred. The subsidiaries in Europe use the Euro as their functional currency and the subsidiaries in the United States of America use the U.S. dollar (“US$”) as their functional currency.

e)	Seasonality

Due to the seasonal nature of performance of the festivals, the Company experiences higher revenue in the periods when the festivals occur. The Company’s seasonality also results in higher balances in cash and cash equivalents, trade accounts receivable, prepaid expenses, accounts payable to suppliers and deferred revenue for the Company at different times in the year.

f)	Subsequent events

Events subsequent to March 31, 2018 were evaluated until the issuance of the unaudited interim consolidated financial statements were authorized by management occurred on July 18, 2018.

2.1.	Significant accounting policies

The accounting policies described below have been consistently applied to all periods presented in these consolidated financial statements:

a)	Principles of consolidation

The consolidated financial statements include the accounts of the Company and all subsidiaries listed in Note 3 in which the Company directly has either a majority of the equity of the subsidiary or otherwise has controlling financial interest. All significant intercompany balances and transactions have been eliminated in consolidation.

b)	Translation of balances denominated in foreign currency

Monetary assets and liabilities denominated in foreign currency are translated into the functional currency of the entity in which transaction is being held, using the exchange rate in effect on the date of the corresponding balance sheets. Exchange rate gains and losses resulting from the translation of these assets and liabilities from the date of the transactions to the end of the period are recognized as finance income or expenses in the statements of operations.

As of March 31, 2018, US$ 1 was equivalent to R$ 3.3238 (R$ 3.3080 as of December 31, 2017 and R$ 3.1684 as of March 31, 2017) and EUR 1 was equivalent to R$ 4.0850 (R$ 3.9693 as of December 31, 2017 and R$ 3.3896 as of March 31, 2017).

(i)	Subsidiaries abroad

Assets and liabilities of foreign operations are translated from their functional currency (Euro or U.S. dollar) into Brazilian reais (Company’s functional currency) at the exchange rates as of the reporting dates. Revenues and expenses of foreign operations are translated into Brazilian reais based on the average exchange rate.

Foreign currency differences from the translation into the presentation currency are recognized in other comprehensive income (loss) and presented in shareholders’ deficit in accumulated other comprehensive income (loss). However, if the subsidiary is not a wholly owned, the corresponding portion of the translation difference is attributable to non-controlling interests.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

c)	Cash and cash equivalents

Cash and cash equivalents include cash, checking account balances and financial investments with original maturities of 90 days or less and with insignificant risk of change in market value.

d)	Restricted cash

The balance of restricted cash is comprised by amounts received from tax incentives and not yet disbursed, deposited and held in an escrow account or a financial investment, each related to a specific project, with a financial institution determined by each public agency. These funds can only be used in the specific project to which they were intended.

e)	Accounts receivable

The balance of accounts receivable is comprised primarily of receivables relating to sponsorship contracts signed and tickets sold. Receivables are recognized at amortized cost, less impairment losses on these receivables, which are calculated based on the historical experience and detailed assessment of the collectability of accounts receivable.

f)	Prepaid expenses

Mainly related to amounts disbursed in advance, being allocated to the statements of operations as the corresponding events occur (i.e. artist fees, event production, commission on ticket sales, etc.). Management reviews the carrying amount of these assets periodically to determine and measure impairment or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

g)	Property, plant & equipment, net

Fixed assets items are recorded at historical acquisition or construction cost, less corresponding accumulated depreciation calculated using the straight-line method based on the assets estimated useful lives, as mentioned in Note 10.

Expenses incurred in repairs, renovations or replacement of parts of fixed asset items when they represent an increase in the fixed asset item’s efficiency, productivity and/or useful life, are added to the property, plant & equipment. In such cases, the cost and corresponding accumulated depreciation of the replaced items are written off.

The Company reviews indication of impairment triggers of property, plant & equipment items at least annually (or when there are indicators to perform a review in an earlier date) to identify evidence that indicate the need to change prior estimates. This evidence can include economic events, changes in business or technology, or the way the item is being used, among other factors. When evidence is identified and the net carrying amount exceeds the recoverable amount, an impairment charge is recorded.

h)	Equity method investments

In the consolidated financial statements, the Company accounts for investments over which it has significant influence but not a controlling financial interest using the equity method of accounting.

i)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

j)	Impairment of long lived assets

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

k)	Income taxes

Deferred taxes are recognized for operating loss carryforwards and temporary differences between the amounts of the assets and liabilities presented on the balance sheet and the corresponding income tax bases, applying the corresponding tax rate enacted for the period when the Company expected that each difference will reverse, and are presented net of any valuation allowance. Deferred taxes are classified as non-current on the balance sheet.

The Company reassesses annually the amounts of deferred tax assets, in order to conclude whether they are expected to be realizable, considering the expected generation of future taxable income approved by Company’s management.

(i)	Brazilian income tax and social contribution tax

For companies in Brazil, income tax and social contribution are calculated based on income (loss) for the year, adjusted to arrive at taxable income by additions and exclusions established in the current legislation. To calculate the income tax a 15 percent rate is applied, plus an additional 10 percent on taxable income exceeding R$ 240, while for social contribution on income a 9 percent rate is levied on taxable income, resulting in a combined rate of 34 percent.

In Brazil, the annual tax returns are subject to review and assessment by the tax authorities for five years after period when the tax return is filed.

(ii)	Corporate Income Tax (IRC) - Europe

For companies in Europe (Portugal and Spain), income tax is determined taking into account the provisions of the Corporate Income Tax Code on the Legal Entities’ Income. Payment of Corporate Income Tax is made on the basis of self-liquidation statements, which are subject to reviews, corrections and possible adjustments by the tax authorities during the period of four years counting from the year they refer to, except when there are tax losses, tax benefits might have been granted or there are ongoing inspections, claims or challenges, where, depending on the circumstances, the periods are extended or suspended.

In the calculation of deferred tax assets relating to income tax losses in Portugal and Spain, are being considered the income tax rates of 21 and 25 percent, respectively, and the maximum recoverable term permitted by these jurisdictions. For the deductible or taxable temporary differences, the same tax rates mentioned above are being considered for those companies.

(iii)	Income taxes in the United States of America

Income tax expense represents the amount of income tax the Company has recognized based on the Company’s current year activity. In the current year, the Company had a loss that is currently not more-likely-than-not to be realized. Therefore there is no income tax benefit recognized.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

During 2016 and 2017, the United States imposes a system of progressive tax rates on income, with federal income tax rates ranging from 15 percent to 35 percent of net taxable income. The incremental rate of 35 percent is not used until net taxable income reaches US$ 10 million. The U.S. federal income tax rate is 21 percent for 2018 and subsequent years. The losses calculated by the Company in one fiscal year can be offset against profits calculated in subsequent years. If the profit calculated exceeds the accumulated losses, the tax will be calculated on the net profit, after offsetting the losses from previous years.

(iv)	Uncertainty in income taxes

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized.

(v)	Deferred tax assets and liabilities

Deferred tax assets and liabilities are recognized for operating loss carryforwards and for temporary differences between the carrying amounts of assets and liabilities in the balance sheet and their respective tax bases, and are presented net of valuation allowance.

The Company reassesses the amounts recorded for deferred tax assets at each reporting date in order to conclude whether it is more likely than not that they are realizable, taking into account the estimated generation of future taxable income approved by Management. Deferred tax assets are reduced by a valuation allowance to the amount more likely than not to be realized.

l)	Revenue recognition

Revenue is measured at the fair value of the received or receivable consideration, net of trade discounts. Revenue is recognized when: (i) significant risks and rewards have been transferred to the buyer; (ii) it is likely that the financial economic benefits will flow to the Company; (iii) associated costs and possible return of goods can be reliably estimated; (iv) there is no ongoing involvement with the goods sold; and (v) the amount of revenue can be reliably measured. If it is likely that discounts will be granted and the amount can be reliably measured, then the discount is recognized as a reduction of revenues as sales are being recognized.

Revenues from tickets sold, which have their origin in the sale of tickets online or at the point of sale, are recognized upon the delivery of services, i.e., when the festival occur.

Revenues from sponsorship contracts are recognized on completion and/or delivery of each of the most significant benefits from the contract, i.e., when the festival occur.

Revenues from tickets sold and sponsorships before the event are recorded as deferred revenues within liabilities.

In addition to the revenues described above, Company has other revenues such as licensing and loyalty program named Rock in Rio Club, that are deferred as liability and recognized when the festivals occur.

m)	Direct operating expenses

Direct operating expenses include artist performance fees and travel expenses, technical production, show-specific marketing and advertising expenses, show-related production expenses, depreciation and other costs related to producing the events. These expenses are primarily variable in nature.

n)	Selling, general and administrative expenses

Selling, general and administrative expenses include salaries and wages related to employees, legal, consulting and other professional fees, rent, depreciation of administrative fixed assets and other expenses.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

o)	Finance income (expenses)

Other finance income comprises primarily the gains on financial investments, increase in fair value of financial assets and gains on monetary and/or exchange rate variations on financial assets and liabilities.

Other finance expenses comprise primarily interest, monetary and exchange variation losses on financial assets and liabilities, decrease in fair value of financial assets and impairment losses on financial assets.

p)	Other current and noncurrent assets and liabilities

An asset is recognized on the balance sheet when it is likely that future economic benefits will be generated for the Company and its cost or amount can be reliably measured.

A liability is recognized on the balance sheet when the Company has a legal or constructive obligation as a result of a past event, and it is likely that an economic outflow of funds will be required to settle it. Provisions are recorded based on the best estimate of the risks involved.

Assets and liabilities are classified as current when their realization or settlement is likely to occur within the next twelve months. Otherwise they are classified as noncurrent.

q)	Financial instruments

Financial instruments, as defined in the FASB Accounting Standards Codification, consist of cash, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity.

Derivative financial instruments, as defined in the FASB Accounting Standards Codification, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Derivative financial instruments were measured at fair value and recorded as assets or liabilities. Fair value represents the price at which the property would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller acting at arm’s length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts.

Financial instruments are only recognized from the date on which the Company becomes party to the contractual provisions of the financial instruments. They are initially recorded at fair value plus transaction costs that are directly attributable to the acquisition, except for financial assets and liabilities classified at fair value through profit or loss, where such costs are directly recorded in the statement of operations for the period. They are subsequently measured at each balance sheet date in accordance with the rules established for each type of financial assets and liabilities classification.

Unsecured bank overdrafts which have to be paid when required and are an integral part of the Company’s cash management are excluded from cash and cash equivalents for purposes of the statement of cash flows and presented as a loan.

r)	Fair value of financial instruments

The Company values its assets and liabilities using the methods of fair value as described in ASC 820, Fair Value Measurements and Disclosures. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The three levels of the fair value hierarchy under ASC 820 are described as follows:

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

Level 1 - inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in inactive markets; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The fair value of the assets and liabilities are presented in Note 23.2.

s)	Lease contracts

Leases are classified as capital leases whenever the terms of lease transfer substantially all the risks and benefits of the property to the lessee, with the other leases being classified as operating leases. This classification is made at inception of the lease and is not revised unless the lease agreement is modified. Payments made on operating leases are recorded in statement of operations on a straight-line basis over the lease term.

t)	Tax incentives

Government grants, which are related to cash incentives to support cultural activities promoted by the Company, are recognized in the statements of operations when there is reasonable assurance that the Company will comply with the conditions attaching to them and that the grants will be received.

Government grants are recognized in the statement of operations on a systematic basis over the periods in which the Company recognizes as expenses the related costs for which the grants are intended to compensate and are recorded as a reduction of the corresponding costs of services rendered.

u)	Recent accounting standards updates

During 2017, several accounting standards updates were in effect. The Company and its subsidiaries are not listed entities, therefore the standards listed below are being implemented with a one year deferral option. The adoption of the updates did not result in any significant changes in the consolidated financial information.

In May 2014 (with posterior changes and amendments through Accounting Standards Updates - ASU), the Financial Accounting Standards Board (“FASB”) issued a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under US GAAP. The amendments in this Update create Topic 606. The new standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle of the guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In July 2015, the FASB deferred the guidance effective date by one year, but will allow early adoption as of the original adoption date. This new guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, and can be adopted either retrospectively to each prior reporting period presented or as a cumulative-effect adjustment as of the date of adoption. The Company will adopt this standard on January 1, 2019, and it is currently assessing which implementation method it will apply and the impact its adoption will have on its financial position and results of operations.

In February 2016, the FASB has issued Accounting Standards Update (ASU) No. 2016-02. The amendments in this Update create Topic 842, Leases, and supersede the leases requirements in Topic 840, Leases. Topic 842 specifies the accounting for leases. The objective of Topic 842 is to establish the principles that lessees and lessors

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for public business entities. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application of the amendments in this Update is permitted for all entities. The Company did not assess the financial impact of this new pronouncement, which will require that a lease obligation (see disclosure of lease transactions in note 25) to be recognized in the balance sheet.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350)—Simplifying the Test for Goodwill Impairment. ASU 2017-04 simplifies the accounting for goodwill impairments by eliminating the requirement to compare the implied fair value of goodwill with its carrying amount as part of step two of the goodwill impairment test referenced in Accounting Standards Codification 350, Intangibles - Goodwill and Other (“ASC 350”). As a result, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. However, the impairment loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for annual reporting periods beginning after December 15, 2019, including any interim impairment tests within those annual periods, with early application permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. On January 2017, the Company elected to early adopt ASU 2017-04, and the adoption had no impact on our consolidated financial statements. The Company will perform future goodwill impairment tests according to ASU 2017-04.

3.	CONSOLIDATED FINANCIAL STATEMENTS AND CONSOLIDATION PROCEDURES

a)	Subsidiaries

The subsidiaries’ financial information is included in the consolidated financial statements from the date that control commences until the date that control ceases to exist. The subsidiaries’ accounting policies are in line with the policies adopted by the Company.

The consolidated financial statements include the financial information of Rock City S.A. and the following subsidiaries:

	Percentage of interest
Subsidiary	March 2018	March 2017

Direct subsidiary
Rock World S.A. (Brazil)	80%	80%

Indirect subsidiaries
Better World – Comunicação, Publicidade e Entretenimento, S.A. (Portugal) (1)	80%	80%
Rock In Rio Madrid S.A. (Spain) (2)	48%	48%
Better World, Sociedad Unipessoal, SL (Spain) (3)	80%	80%
Rock in Rio USA, Inc. (United States) (1)	80%	80%
Rock World USA LLC (United States) (4)	48%	48%

(1)	Wholly-owned subsidiaries of Rock World S.A.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

(2)	Direct subsidiary (60%) of Better World – Comunicação Publicidade e Entretenimento, S.A.

(3)	Wholly-owned subsidiary of Better World – Comunicação Publicidade e Entretenimento, S.A.

(4)	Direct subsidiary (60%) of Rock in Rio USA, Inc.

b)	Intercompany balance and transactions

Intercompany balances and transactions, and any unrealized income and expenses deriving from intragroup transactions, are eliminated when preparing the consolidated financial statements. Unrealized gains arising from transactions with investees recorded using the equity accounting method are eliminated against the investment to the extent of the Company’s interest in the investee. Unrealized losses are eliminated in the same way that unrealized gains are eliminated, but only to the extent that there is no evidence of impairment loss.

c)	Equity method investments

Equity method investments are those entities in which the Company, directly or indirectly, has significant influence but no control or joint control over the financial and operating policies. Significant influence generally occurs when the Company, directly or indirectly, holds between 20% and 50% of the entity’s voting power.

The consolidated financial statements include the Company’s share in the income or loss for the period and other comprehensive income (loss) of the investee, after making adjustments to align the investee’s accounting policies with those of the Company, as from the date on which significant influence begins existing up to the date that significant influence ceases to exist.

When the Company’s share of losses of an investee exceeds its interest in that entity, the carrying amount of the investment recorded by the equity accounting method is reduced to nil and recognition of additional losses is discontinued, except when the Company has legal or constructive obligations or has made payments on behalf of the investee, in which case, a provision for loss on investments is established.

As of March 31, 2018 and 2017, the Company has the following equity method investments:

	Percentage of interest
Equity method investee	March 31, 2018	March 31, 2017

Rock Official Comércio de Roupas Ltda. (Brazil)	50%	50%

d)	Operation of subsidiaries and equity method investments

In 2012 Rock World became the holder of 100% of the shares of Better World, a Portuguese company, incorporated in 2003, engaged in the promotion, production and performance of music and arts shows and alike, not limited to the production of live events.

Also in 2012, Rock World acquired 50% of the shares of Rock Official Comercio de Roupas Ltda., which has the purpose of developing and selling official products of the “Rock in Rio” brand.

In February 3, 2014, the Company founded a wholly-owned subsidiary in the United States of America, Rock in Rio USA, Inc. (a Delaware Corporation), which purpose is the promotion editions of Rock in Rio events in that country, the first one held in Las Vegas (Nevada) in May 2015. In March 25, 2014 an indirect subsidiary was founded, Rock World USA, LLC, which is 60% owned by Rock in Rio USA, Inc., and has the purpose of promoting the Rock in Rio event in Las Vegas.

The amounts in the equity method investments during the year are presented in Note 9.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

4.	CASH AND CASH EQUIVALENTS

As of March 31, 2018 and December 31, 2017, the balance of cash and cash equivalents is comprised as follows:

	March 31, 2018	December 31, 2017

Cash	93	124
Bank deposits	19,877	7,400
Financial investments	1,208	1,332
	21,178	8,856

Financial investments consist of investments in fixed income investment funds with high liquidity. These investments are remunerated substantially based on the percentage change of the Brazilian Interbank Deposit Certificate (CDI) and are immediately convertible into cash.

5.	ACCOUNTS RECEIVABLE

As of March 31, 2018 and December 31, 2017, the balance of accounts receivable is as follows:

	March 31, 2018	December 31, 2017

Tickets to receive payment installment credit card	2,181	4,446
Sponsorships receivable	3,883	7,887
Other accounts receivable from customers	1,162	347
	7,226	12,680
(-) Allowance for doubtful accounts	(46)	(46)
	7,180	12,634

The allowance for doubtful accounts is based on the analysis of the loss history monitored by management and is recorded in an amount considered sufficient to cover probable losses on the realization of accounts receivable.

Changes in the allowance for doubtful accounts in the period were as follows:

	Three-month period ended March 31,
	2018	2017

Opening balance	(46)	(46)
Provision recorded during the period	-	-
	(46)	(46)

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

The aging of these receivables is as follows:

	March 31, 2018	December 31, 2017

Due	989	5,147
Past due:
Up to 30 days	2,559	312
From 31 to 60 days	1,746	4,226
From 61 to 90 days	608	85
Over 90 days	1,324	2,910
	7,226	12,680

6.	RECOVERABLE NON-INCOME TAXES

As of March 31, 2018 and December 31, 2017, the balance of recoverable taxes is as follows:

	March 31, 2018	December 31, 2017

COFINS - Contribution for Social Security Financing (a)	154	165
PIS - Social Integration Program (a)	40	135
Other recoverable non-income taxes	785	321
	979	621

(a)	The balances of PIS and COFINS are related to credits measured on the non-cumulative method over cost of services and other inputs.

7.	RECOVERABLE INCOME TAXES

As of March 31, 2018 and December 31, 2017 the balance of recoverable income taxes is as follows:

	March 31, 2018	December 31, 2017

Withholding and prepaid income tax and social contribution (a)	—	30
Income tax recoverable – Portugal	—	575
Income tax recoverable – Brazil	534	534
Social contribution on income recoverable – Brazil	140	140
	674	1,279

(a)
The income tax and social contribution recoverable relate to advance payments made during the year for amounts greater than the income tax and social contribution calculated for the year and withholding income taxes.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

8.	PREPAID EXPENSES

Refer primarily to amounts paid in advance and allocated to the statement of operations at the time the event occurs. As of March 31, 2018 and December 31, 2017, the balance is composed as follows:

	March 31, 2018	December 31, 2017

Artists fees	8,251	7,054
Professional services	1,817	524
Event production	3,157	—
Specialized services	971	1,897
Comission on ticket sales	420	971
Other	1,065	318
	15,681	10,764
Classified as:
Current	14,611	10,592
Non-current	1,070	172
	15,681	10,764

9. EQUITY METHOD INVESTMENTS

Below is summarized information about the equity method investments of the Company:

9.1.	Investments breakdown

	Shareholders’ Equity (Deficit)		Investment balance
	March 31, 2018	December 31, 2017	March 31, 2018	December 31, 2017

Rock Official (a)	(1,386)	(411)	35	35
Total			35	35

(a)	The investment balance of Rock Official includes an amount of R$ 35 related to the goodwill on acquisition of this interest.

9.2.	Summarized financial information of equity method investments

	March 31, 2018
	Assets	Liabilities	Shareholders’ deficit	(Loss) for the year

Rock Official	70	1,456	(1,386)	(975)

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

	December 31, 2017
	Assets	Liabilities	Shareholders’ equity	Net income for the year

Rock Official	79	490	(411)	(129)

10.	PROPERTY, PLANT & EQUIPMENT, NET

The Company’s fixed assets are comprised as follows:

a)	Property, plant & equipment breakdown

	Annual	March 31, 2018			December 31, 2017
	Depreciation		Accumulated			Accumulated
	rate	Cost	depreciation	Net	Cost	depreciation	Net

Furniture and fixtures	10-12%	1,605	(1,119)	486	1,585	(1,071)	514
Machinery and equipment	10%	12,341	(3,211)	9,130	12,319	(2,896)	9,423
Electronic equipment	12-25%	2,671	(2,050)	621	2,631	(1,948)	683
Facilities	10%	62	(33)	29	62	(31)	31
Transport equipment	25%	499	(499)	-	489	(489)	-
Leasehold improvements	20%	9,511	(2,570)	6,941	9,490	(2,166)	7,324
Containers	10%	3,642	(1,113)	2,529	3,625	(1,016)	2,609
Scenography	5%	1,170	(708)	462	1,164	(646)	518
Other	10%	674	(458)	216	668	(424)	244
Construction in progress		53	—	53	17	—	17
		32,228	(11,761)	20,467	32,050	(10,687)	21,363

The improvements on third party properties are depreciated during the term of the related lease contracts.

b)	Changes in historical cost

	Balance as of Dec 31, 2017	Additions	Translation adjustments	Balance as of Mar 31, 2018

Furniture and fixtures	1,585	—	20	1,605
Machinery and equipment	12,319	—	22	12,341
Electronic equipment	2,631	—	40	2,671
Facilities	62	—	—	62
Transport equipment	489	—	10	499
Leasehold improvements	9,490	17	4	9,511
Containers	3,625	—	17	3,642
Scenography	1,164	—	6	1,170
Other	668	—	6	674
Construction in progress	17	35	1	53
	32,050	52	126	32,228

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

	Balance as of Dec 31, 2016	Additions	Translation adjustments	Balance as of Dec 31, 2017

Furniture and fixtures	1,488	5	92	1,585
Machinery and equipment	10,879	1,372	68	12,319
Electronic equipment	2,410	50	171	2,631
Facilities	62	—	—	62
Transport equipment	440	—	49	489
Leasehold improvements	2,056	7,426	8	9,490
Containers	3,571	—	54	3,625
Scenography	1,147	—	17	1,164
Other	648	—	20	668
Construction in progress	300	(283)	—	17
	23,001	8,570	479	32,050

The depreciation expense was R$ 988 for the three-month period ended March 31, 2018 (R$ 640 for the three-month period ended March 31, 2017).

The Company assessed and did not identify impairment indicators for any period presented. Company’s management understands that the recovery of funds invested in the acquisition of fixed assets is probable through future cash flows from its use in the operations.

11.	INTANGIBLE ASSETS, NET

	March 31, 2018	December 31, 2017

“Rock in Rio” trademark acquired in a business combination	28,174	28,174
Goodwill – Rock World acquisition	134,343	134,343
Others	190	197
	162,707	162,714

	Balance as of Dec 31, 2016	Other changes	Balance as of Dec 31, 2017	Other changes	Balance as of Mar 31, 2018

Trademark	28,174	—	28,174	—	28,174
Goodwill	134,343	—	134,343	—	134,343
Other	230	(33)	197	(7)	190
	162,747	(33)	162,714	(7)	162,707

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

12.	LOANS AND FINANCING

As of March 31, 2018 and December 31, 2017 the balance of loans and financing is as follows:

	Interest per year		Amount in foreign currency	Amount in R$
Financial institution		Due date		March 31, 2018	December 31, 2017

Itau/Unibanco	7.0%	April 2018	US$3,082	10,553	10,325
BTG Pactual	Floating	September 2018	n.a	5,162	5,162
				15,715	15,487

All loans and financing obligations of the Company and its subsidiaries are converted into the presentation currency (Real) when received in other currencies

On loans with Itaú/Unibanco, two shareholders of the Company appear as joint debtors (guarantors).

13.	OTHER TAXES PAYABLE

The balance of taxes payable as of March 31, 2018 and December 31, 2017 is comprised as follows:

	March 31, 2018	December 31, 2017

Withholding income tax	117	145
Social security contributions	167	62
COFINS - Contribution for Social Security Financing	314	387
PIS - Social Integration Program	61	77
Service tax	54	3
IVA	1,509	—
Other	36	82
	2,258	756

14.	TAX FINANCING

In 2017, the Company financed the PIS and Cofins taxes on revenues related to the 2017 Rock in Rio, which will be paid in 60 monthly installments starting January 2018, and will include interest equivalent to the Brazilian basic interest rate (SELIC).

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

15.	INCOME TAXES, INCLUDING SOCIAL CONTRIBUTION

The reconciliation of income taxes expense recognized in the statements of operations for the three-month period ended March 31, 2018 and 2017 is as follows:

	Three-month period ended March 31,
	2018	2017

Loss before income tax and social contribution	(4,427)	(9,323)
Nominal rate	34%	34%
Income tax and social contribution at nominal rate	1,505	3,170
Effect of different rates of foreign subsidiaries	1,023	(747)

Adjustments to obtain effective rate:
Non-deductible expenses	(69)	(61)
Valuation allowance	(1,322)	(1,151)
Others	(11)	904

Income tax and social contribution for the period	1,126	2,115

Current	(36)	(16)
Deferred	1,162	2,131

Effective income tax rate for the period	25%	23%

For the three-month period ended March 31, 2018 and 2017, (loss) from continuing operations before taxes consists of the following:

	Three-month period ended March 31,
	2018	2017

Brazilian operations	(3,347)	(7,796)
Foreign operations	(1,080)	(1,527)
	(4,427)	(9,323)

Income tax income attributable to (loss) from continuing operations consists of:

	Three-month period ended March 31, 2018
	Current	Deferred	Total

Federal – Brazil	—	1,096	1,096
Foreign jurisdictions	(36)	66	30
	(36)	1,162	1,126

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

	Three-month period ended March 31, 2017
	Current	Deferred	Total

Federal – Brazil	—	2,075	2,075
Foreign jurisdictions	(16)	56	40
	(16)	2,131	2,115

Each year the Company and subsidiaries file income tax returns. We are open to income tax examinations until the applicable statute of limitations expire. The statute of limitations has expired for periods ending before 2013 in Brazil, Spain and Portugal and for periods ending before 2015 in the United States. Positions challenged by the taxing authorities may be settled or appealed by the Company.

16.	DEFERRED REVENUE

The Company recognizes revenues from ticket sales from the Rock in Rio festivals, as well as its respective sponsorship and other revenues, at the time of the corresponding festival.

The balance of deferred revenue as of March 31, 2018 and December 31, 2017 is as follows:

	March 31, 2018	December 31, 2017

Sponsorships	7,386	1,776
Ticket sales	17,372	6,627
Other revenue – Licensing and Rock in Rio Club	1,597	1,059
	26,355	9,462

Classified as:
Current	24,060	7,203
Non-current	2,295	2,259
	26,355	9,462

The deferred revenue balances as of December 31, 2017 were related to the revenue from ticket sales and sponsorships of the Rock in Rio festival to be held in Lisboa (Portugal) during June 2018 and will be recorded as revenue in the statements of operation when this event occurs.

17.	TAX INCENTIVES

The Company is entitled to raise funds, which must be invested in cultural projects conducted by the Company, as follows:

- Rio de Janeiro State incentive by the State Culture Secretariat (Decree No. 44,013 of January 2, 2013 and Decree No. 44,133 of March 22, 2013), and

- Rio de Janeiro municipal incentive by the Municipal Culture Secretariat (Law No. 5.553, of January 14, 2013)

The amounts received by the Company are deposited and held in a checking account or a financial investment, each related to a specific project, with a financial institution determined by each public agency. Such amounts are presented as “Restricted cash” in these consolidated financial statements.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

The contra-entry of the amounts received is also recorded in a specific account for each project in current liabilities and is represented by the Company’s obligation to use those resources in the execution of the approved projects. Payments for expenses incurred in each project are debited from this account. Any amounts not used are returned to the corresponding public agencies.

The difference presented between the balance of the specific account in current liabilities and the restricted cash relates to the project costs, paid using the parent company’s cash to be reimbursed in the future using the resources obtained from tax incentives.

The recording of these incentives is temporary, with no impact on the statements of operations.

As of March 31, 2018 and December 31, 2017 the balances related to tax incentives are as follows:

	March 31, 2018	December 31, 2017

Tax incentives	210	210
	210	210

18.	RELATED PARTIES

The main transactions with related parties refer to the rendering of technical and operational support services for the performance of the events. Amounts with related parties are presented in the following line items of the balance sheet:

	Balance sheet
	March 31, 2018	December 31, 2017
Receivables from related parties:
Rock Official	—	15
Rock World LLC.	66	64
Live Nation	57	56
SFX Entretenimento	54	51

Payables to related parties:
Others	30	30

Loans and financing:
Others	112	113

The compensation of key management personnel related to wages compensation was R$ 117 in the three-month period ended March 31, 2018 (R$ 117 in the three-month period ended March 31, 2017).

19.	SHAREHOLDERS’ EQUITY

a)	Capital

As of March 31, 2018, the Capital is represented by 6,909,750 common shares, all of them nominative and without par value.

b)	Dividends distribution

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

As per the Company’s Corporate Bylaws, by resolution of the general meeting, the Company can declare the payment of dividends on net income for the year or in an interim period, adjusted in accordance with Article 202 of Brazilian Law No. 6,404/76.

c)	Accumulated other comprehensive (loss)

Cumulative translation adjustments

Include translation differences to Brazilian reais from the subsidiaries’ financial statements with functional currency (Euro and U.S. dollar) different from the parent company.

20.	REVENUES

	Three-month period ended March 31,
	2018	2017

Sponsorship	29	118
Ticket sales	—	338
Licensing	308	423
Production services	1,456	—
Others	984	—
(-) Taxes on sales	(219)	(37)
Net revenue	2,558	842

21.	SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three-month period ended March 31,
	2018	2017

Personnel expenses	(1,757)	(1,007)
Administrative expenses	(605)	(798)
Third-party services	(1,121)	(688)
Depreciation	(988)	(647)
Taxes and fees	(6)	(61)
	(4,477)	(3,201)

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

22.	FINANCE INCOME (EXPENSES)

	Three-month period ended March 31,
	2018	2017

Finance income
Interest on financial investments	24	259
Gains on derivative financial instruments	—	3,334
Exchange rate variation income	2,203	1,408
Other finance income	633	443
	2,860	5,444
Finance expenses
IOF – Tax on financial transactions	(3)	(140)
Interest on loans	(925)	(1,195)
Bank expenses	(3)	(3)
Losses on derivative financial instruments	(121)	(7,747)
Exchange rate variation losses	(1,807)	(1,302)
Interest and fines over taxes refinancing	(14)	-
Other finance expenses	(513)	(5)
	(3,386)	(10,392)

	(526)	(4,948)

23.	FINANCIAL INSTRUMENTS

23.1.	Derivative financial instruments

The Company and its subsidiaries have as policy of contracting operations, including derivatives, aiming at mitigating the risks inherent to their operations, especially those related to expenditures on the production of the events.

Non-deliverable forwards

Non-Deliverable Forward (NDF) operations are contracted aiming at mitigating the risks of variation in the U.S. dollar against the Brazilian Real in relation to the costs of producing the Rock in Rio event in Rio de Janeiro all NDF operations contracted by the Company were settled in 2017.

Swaps

These swap operations aim to offset the exchange risk arising from borrowings denominated in foreign currency (U.S. dollars), changing the net financial effect of these transactions into local currency (Brazilian real) and interest rates, having equal amounts and interest rates and maturities on the same dates of corresponding loans and are taken from the same financial institution as the loans.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

March 31, 2018
Bank	Start date	Maturity date	Notional amount	Gain / (Loss) in R$

Itau	October 27, 2017	April 27, 2018	US$ 3,082 / R$ 10,000	(121)

December 31, 2017
Bank	Start date	Maturity date	Notional amount	Gain / (Loss) in R$

Itau	October 27, 2017	April 27, 2018	US$ 3,082 / R$ 10,000	47

23.2.	Management of financial risks

The Company is exposed to risks arising from financial instruments related to its operations As of March 31, 2018 and December 31, 2017, Management assessed that the Company is exposed to the following risks:

•	Credit risk;

•	Exchange rate risk;

•	Liquidity risk; and

•	Market risk;

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

The Company’s risk management strategy is set by the senior management jointly with the Board of Directors. The executive board is responsible for overseeing the management of those risks. Risk policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. The fair value of financial assets and financial liabilities, together with the carrying amounts shown in the consolidated financial statements, are as follows:

	March 31, 2018		December 31, 2017
	Carrying amount	Fair Value	Carrying amount	Fair value
ASSETS
Not measured at fair value:
Cash and cash equivalents	21,178	21,178	8,856	8,856
Accounts receivable	7,180	7,180	12,634	12,634
Other accounts receivable	777	777	664	664
Other accounts receivable – related parties	177	177	186	186
Other financial assets	70	70	45	45

Measured at fair value:
Derivative financial instruments	—	—	69	69

LIABILITIES
Not measured at fair value:
Suppliers	8,933	8,933	13,727	13,727
Other liabilities – related parties	30	30	30	30
Loans and financing	15,715	15,715	15,487	15,487
Loans and financing – related parties	112	112	113	113
Advances from customers	3,144	3,144	261	261
Other accounts payable	1,885	1,885	1,526	1,526

Measured at fair value:
Derivative financial instruments	121	121	171	171

Considering the short-term maturity of the loans, the carrying amount is a reasonable approximation of fair value.

The fair values of the financial assets and financial liabilities above have been determined based on Level 2 inputs from similar instruments available in the market. There were no transfers between levels 1, 2 and 3 during the period.

The tables below shows the main financial risks the Company is exposed to, the risk management strategies used and their effects in the consolidated financial statements.

The Company also has a risk related to the geographical concentration of its operations in Brazil, Europe (Portugal and Spain) and United States of America, being subject to negative effects of the economic and political forces within these markets/geographic areas. The amount of net assets located in Europe and United States of America are disclosed in item b) “Exchange rate risk” below.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

a)	Credit risk

Credit risk is the risk that the Company may incur losses from the failure of a customer, or a counterparty to a financial instrument, to comply with their contractual obligations. Financial instruments that expose the Company to credit risk are related to balances of cash and cash equivalents, restricted cash, accounts receivable, derivative financial instruments and other financial assets. In order to mitigate this risk, the Company only makes deposits and financial investments in financial institutions with recognized liquidity, upon the Management’s determination. Credit risk related to the balances of trade receivables is managed through careful selection of clients, mostly nationally and internationally reputed companies. Management constantly monitors client balances and evaluates, at each reporting date, the need to record estimated losses. Historically, the default rate observed is virtually nil. The carrying value of financial assets represents the Company’s maximum exposure to credit risk. As of March 31, 2018 and December 31, 2017 the maximum exposure presented the following amounts:

	March 31, 2018	December 31, 2017

Cash and cash equivalents	21,178	8,856
Accounts receivable	7,180	12,634
Other accounts receivable	777	664
Other accounts receivable – related parties	177	186
	29,312	22,340

The credit risk in accounts receivable is generally not diversified due to the limited number of sponsors and ticket sellers that the Company works with. Due to the seasonal operations of the Company and its subsidiaries, the concentration of accounts receivable also is variable on each balance sheet date.

b)	Exchange rate risk

Exchange rate risk arises from the possibility of variations in exchange rates, which affect the reported amounts of assets and liabilities in foreign currency and, thus, revenues and expenses.

The Company is exposed to fluctuations in the exchange rate, deriving from the acquisition of equipment and services abroad, of the balances with related parties based in Europe and United States of America, investment in overseas subsidiaries and the balances of loans and financing contracted by those subsidiaries.

Management has the practice of contracting derivatives aiming at hedging itself from changes in exchange rates arising from the products and services purchased from abroad, as detailed in note 23.1 above.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

As of March 31, 2018 and December 31, 2017, the Company and its subsidiaries have the following foreign currency balances recorded on the balance sheet (amounts below are presented in Brazilian reais):

	Carrying amount
	March 31, 2018	December 31, 2017

Cash and cash equivalents	15,013	2,935
Accounts receivable	4,933	5,378
Recoverable non-income taxes	384	728
Prepaid expenses	14,559	10,587
Other accounts receivable – related parties	123	524
Other accounts receivable	758	650
Deferred taxes	3,489	3,324
Other financial assets	62	59
Property, plant & equipment	7,491	7,850
Intangibles	7	7
Suppliers	(7,193)	(9,608)
Loans and financing	(15,715)	(15,487)
Deferred revenue	(24,060)	(7,203)
Derivative financial instruments	(121)	(171)
Taxes and social contributions	(1,600)	(152)
Other accounts payable	(1,319)	(1,087)
Other liabilities – related parties	(30)	(30)
Other provisions	(1,229)	(1,194)
Net exposure	(4,448)	(2,890)

c)	Liquidity risk

The financial department has mechanisms to timely forecast and control cash flow projections, in order to ensure that the Company has full capacity to meet its obligations. For that, the Group’s levels of indebtedness are constantly monitored.

d)	Interest rate risk

The Company has no significant assets subject to changes in interest rates. The interest rate risk arises from loans and financing transactions contracted by its subsidiaries which do not bring interest rate risks once the rates for the most significant transactions are preset. See Note 12.

24.	LEGAL CONTINGENCIES

During the normal course of business, the Company is occasionally involved with claims and litigation. Provisions are established in connection with such matters when a loss is probable and the amount of such loss can be reasonably estimated. As of March 31, 2018 and December 31, 2017, no provisions were recorded. No provisions are established for losses which are only reasonably possible. The Company has currently discussions amounting to R$ 4,418 as of March 31, 2018 for which no provision was recorded because the chance of loss is considered possible by the Company. The determination of probability and the estimation of the actual amount of any such loss are inherently unpredictable, and it is therefore possible that the

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

eventual outcome of such claims and litigation could be different of the amount presented above. Based upon the Company’s experience, current information and applicable law, it does not believe it is reasonably possible that any proceedings or possible related claims will have a material effect on its consolidated financial statements.

On December 14, 2017, the Company was assessed by the Municipal Treasury of Rio de Janeiro, seeking, in summary, the collection of tax on services - ISS on the importation of services, of which the musicians contracted abroad for the period of 2012 to 2016. The amount of the principal of the tax assessment notice is R$ 6,688, and according to the assessment by the Company, with the assistance of its legal advisors, the portion with a possible probability of loss is an estimated value of 10 percent of the total amount of the tax assessment notice, plus fines and interest, amounting to R$ 1,516. The remaining of the discussion was considered as a remote probability of loss.

Additionally, as of December 31, 2017, the Company was involved in labor and civil lawsuits in progress and is discussing these issues in both the administrative and judicial areas. Proceedings for possible losses arising from these processes are estimated and updated by the Company, with the assistance of its legal advisors. The increase in civil lawsuits in 2017 resulted from the cancellation of the presentation, shortly before the festival, of one of the main attractions of the Rock in Rio festival held in Rio de Janeiro in 2017

25.	OPERATING LEASES

The Company leases its office facilities in Rio de Janeiro under an operating lease agreement without purchase option, which expires in January 2022 and with a monthly rental payment of R$ 47. The lease payment is adjusted annually based on the variation of a Brazilian inflation index (IGP-M).

The Company also has a rental agreement with the Rio Mais Concessionaire, signed in February 2017, which owns the properties that currently make up the Olympic Park in Rio de Janeiro, where the 2017 Rock in Rio festival was held and also the 2019 event will be held. The agreement provides for that in the future, in the event that the concessionaire agrees, in its sole discretion, with the renewal of the conditions to be subsequently adjusted for the realization of 2021 Rock in Rio. This agreement provides that the Company pays the minimum rent of R$ 3,500, for each of the editions of Rock in Rio, and the amount of variable rent due to the amount of tickets sold for each of the scheduled editions.

26.	SUBSEQUENT EVENTS

Acquisition of shares by Live Nation

On May 4, 2018, Live Nation Entertainment, Inc. (“Live Nation”), through Live Nation International Holdings B.V., an indirect, wholly-owned subsidiary of Live Nation incorporated in the Netherlands (“LNIH”), completed an acquisition of 50% of the outstanding share capital of the Company, pursuant to a Share Subscription Agreement and Other Covenants entered into as of May 1, 2018 (the “Subscription Agreement”), by and among the Company, Live Nation, LNIH, and Medina and Chulam family members (collectively, the “Founding Shareholders”).

LNIH made a capital increase in the Company pursuant to the Subscription Agreement, and contributed an additional capital of the Company to finance the repayment of certain indebtedness of its subsidiary Rock World S.A. In addition, under the terms of the Subscription Agreement, Live Nation paid the Founding Shareholders an amount in exchange for the right to acquire an additional 1% of the outstanding shares of the Company for nominal consideration and thereby become its controlling shareholder, with such option exercisable (i) during the 60-day period beginning 120 days prior to the Rock in Rio festival event in Rio de Janeiro, Brazil to be held in 2019, (ii) during the 60-day period commencing on January 1, 2020 and (iii) thereafter from time to time upon the occurrence of certain triggering events. Live Nation also made a one-time payment to the Founding Shareholders concurrently with the closing of the transactions contemplated by the Subscription Agreement as an advance against certain contingent payments that will become payable to the Founding Shareholders in 2020, 2021 or 2022 in the event that either the Founding Shareholders elect to sell their remaining shares of the Company to Live Nation, or Live Nation elects to acquire such shares.

ROCK CITY S.A. AND SUBSIDIARIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2017
(In thousands of Brazilian Reais)

Game Experience joint-venture

On April 21, 2018, Rock World formed with CCXP Eventos Ltda. a new joint-venture called Game Experience Eventos Ltda. (each investor will have 50% of shares of this entity). The purpose of this entity is to organize and promote events related to games and e-sports. The first event to be promoted by Game Experience will be the Game XP event in the Olympic Park of Rio de Janeiro, in September 2018.

Net profit allocation and capital increase

On May 4, 2018, the shareholders have approved the allocation of the net profit of the Company, in the amount of R$32,238, to the following reserves: (i) R$1,611 to the legal reserve; and (ii) R$30,626 to the reserve for realizable profits. On this same date were approved the issuance of 4,272,559 new ordinary shares, a capital increase of R$ 29,930 and the increase in profit reserves amounting R$ 121,244 made by company’s shareholders, including Live Nation International Holdings B.V., holder of 3,863,717 ordinary shares of the Company since May 4, 2018.